Exhibit 99.1

News Release
CORPORATION 7140 Office Circle P.O. Box 15600 Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Receives Court Final Approval for Access to $50 Million DIP Financing

EVANSVILLE, Ind. – Nov. 3, 2009 – Accuride Corporation (OTCBB:  AURDQ) today announced that it has received final approval from the U.S. Bankruptcy Court (Court) of its $50 Million Debtor in Possession (DIP) financing agreement.

The Court also granted final approval on other motions, including:

•                  Permitting Accuride to pay certain employee wages, employee benefits, and reimbursable expenses;

•                  Authorizing Accuride’s use of existing cash management systems and bank accounts;

•                  Allowing Accuride to pay certain pre-petition obligations;

•                  Allowing Accuride to assume the Convertible Notes Commitment Agreement, associated with the pre-negotiated restructuring plan; and

•                  Establishing November 30, 2009, as the Bar Date for filing Proofs of Claim.

The Company also announced that it had scheduled the hearing at which the Court will consider confirmation of the plan of reorganization for February 10, 2010.

“We are very pleased with the cooperation of our lenders and suppliers,” stated Jim Woodward, Accuride’s Senior Vice President and Chief Financial Officer.  “It has been business as usual for our customers and employees.  Most of our top vendors have returned to normal trade terms and we especially appreciate those who never changed. Our cost reduction activities remain on track and we are seeing the benefit of those improvements.  We remain optimistic that we will emerge quickly as a financially stronger partner.”

-more-

On October 8, 2009, Accuride Corporation filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the District of Delaware.  As a result of the restructuring, the Company expects to eliminate a significant portion of its existing debt and emerge as a financially stronger company with a sustainable capital structure.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco, Brillion, and Highway Original.  For more information, visit Accuride’s website at www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to the proposed restructuring transaction and its proposed new capital structure.  Accuride’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors.  These factors include, among other things, whether Accuride is able to obtain bankruptcy court approval for the restructuring transaction, potential loss of support for the restructuring transaction by the senior lenders or noteholders, non-acceptance of the restructuring transaction by other Accuride stakeholders, delays in the confirmation or effective date of the restructuring transaction, failure to meet certain restructuring transaction objectives and milestones, otherwise being unable to consummate the restructuring transaction and whether Accuride determines that another restructuring alternative provides greater value to Accuride and its stakeholders.  In addition, such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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